Exhibit 99.1
Lyft Announces Third Quarter Results
Results reflect ongoing recovery, with third quarter revenue up 47% quarter-over-quarter
Ended quarter with $2.5 billion of unrestricted cash, cash equivalents and short-term investments

SAN FRANCISCO, CA, November 10, 2020 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its third quarter ended September 30, 2020.

“Lyft’s third quarter results reflect our focused execution and business resilience,” said Logan Green, co-founder and chief executive officer of Lyft. “We are encouraged by the ongoing recovery in ridesharing and the performance improvements we saw across bikes, scooters and fleet. We remain confident that demand will continue to return as we progress through the recovery.”

Third Quarter 2020 Financial Highlights
•Lyft reported Q3 revenue of $499.7 million versus $955.6 million in the third quarter of 2019, a decrease of 48 percent year-over-year, but an increase of 47 percent from $339.3 million in the second quarter of 2020.
•Net loss for Q3 2020 was $459.5 million versus a net loss of $463.5 million in the same period of 2019. Net loss for Q3 includes $170.7 million of stock-based compensation and related payroll tax expenses and $0.7 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin for Q3 was 92.0 percent compared to 48.5 percent in the third quarter of 2019.
•Adjusted net loss for Q3 2020 was $280.4 million versus an adjusted net loss of $121.6 million in the third quarter of 2019. Adjusted net loss is adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, as well as, if applicable, restructuring charges, costs related to acquisitions and costs related to the transfer of certain legacy auto insurance liabilities.
•Lyft reported Contribution for Q3 2020 of $248.8 million versus $479.2 million in the third quarter of 2019, down 48 percent year-over-year. Contribution Margin for Q3 2020 was 49.8 percent, which was relatively flat year-over-year and up 15 absolute percentage points versus the second quarter of 2020. Contribution Margin for Q3 2020 exceeded the Company's most recent outlook of 45 percent1.
•Adjusted EBITDA loss for Q3 2020 was $239.7 million, an increase of $111.6 million compared to Adjusted EBITDA loss of $128.1 million in the third quarter of 2019. The Adjusted EBITDA loss for Q3 2020 was approximately $25 million better than the Company's most recent outlook for Adjusted EBITDA loss2. Adjusted EBITDA loss Margin for Q3 2020 was 48.0 percent versus 13.4 percent in the third quarter of 2019.
•Lyft reported $2.5 billion of unrestricted cash, cash equivalents and short-term investments at September 30, 2020.

1 Company outlook for Contribution Margin for the third quarter of 2020 as reported during the Second Quarter 2020 Financial Results Earnings Call on August 12, 2020.
2 Company outlook for Adjusted EBITDA for the third quarter of 2020 was $265 million as reported on Form 8-K filed September 8, 2020.

	Fiscal 2020	Fiscal 2020	Fiscal 2019	year-over-year	qtr-over-qtr
	Q3	Q2	Q3	change	change
Active Riders (in thousands)	12,513	8,688	22,314	(44)%	44%
Revenue per Active Rider	$39.94	$39.06	$42.82	(7)%	2%
Revenue (in millions)	$499.7	$339.3	$955.6	(48)%	47%
“Our Q3 revenue grew by 47% quarter-over-quarter driven by a meaningful recovery in Active Riders, and we successfully limited our Adjusted EBITDA loss, outperforming our most recent outlook by $25 million. These results reflect the ongoing recovery as well as our progress towards reducing costs and improving our underlying unit economics,” said Brian Roberts, chief financial officer of Lyft. “We remain focused on achieving Adjusted EBITDA profitability by the fourth quarter of next year, even with a slower recovery.”
“As we look to the future, the win on Proposition 22 in California was a landmark achievement and a major victory for drivers, our industry and the broader Lyft community,” said John Zimmer, co-founder and president of Lyft. “The campaign was successful because it ultimately reflected the desires and priorities of drivers. More than 120,000 drivers signed up to be part of the effort to pass Prop 22 - they rallied, they volunteered, they shared their stories. Voters saw that and stood in solidarity with them. We look forward to continuing our conversations with policymakers across the country.”
For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter account (@lyft), and its blogs (including: lyft.com/blog, lyft.com/hub, eng.lyft.com, medium.com/@LyftLevel5, medium.com/sharing-the-ride-with-lyft and medium.com/@johnzimmer) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Lyft’s future financial and operating performance, including the effect of the COVID-19 pandemic and related impact on Lyft’s business and Lyft’s future profitability and timing for achievement of profitability, including Lyft’s cost reductions and unit economic improvements. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K that was filed with the SEC on February 28, 2020, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities and cost related to acquisitions; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest expense, other income (expense), net, provision for income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, as well as, if applicable, restructuring charges, costs related to acquisitions and costs related to the transfer of certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

In April 2020, we announced a restructuring effort to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on our business. We believe the costs associated with the restructuring do not reflect current period performance of our ongoing operations. We believe the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Loss is useful to investors by enabling them to better assess our operating performance in the context of current period results and provide for better comparability with our historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Loss amounts.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of adjusted net loss, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from adjusted net loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Loss, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Loss, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Investor Relations	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$424,806	$358,319
Short-term investments	2,028,643	2,491,805
Prepaid expenses and other current assets	299,605	397,239
Total current assets	2,753,054	3,247,363
Restricted cash and cash equivalents	115,229	204,976
Restricted investments	1,199,833	1,361,045
Other investments	10,000	—
Property and equipment, net	335,738	188,603
Operating lease right-of-use assets	283,990	441,258
Intangible assets, net	71,792	82,919
Goodwill	182,725	158,725
Other assets	15,970	6,494
Total assets	$4,968,331	$5,691,383
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$26,020	$38,839
Insurance reserves	922,628	1,378,462
Accrued and other current liabilities	1,047,548	939,865
Operating lease liabilities — current	48,979	94,199
Total current liabilities	2,045,175	2,451,365
Operating lease liabilities	278,773	382,077
Long-term debt, net of current portion	622,684	—
Other liabilities	18,606	3,857
Total liabilities	2,965,238	2,837,299
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of September 30, 2020 and December 31, 2019; no shares issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of September 30, 2020 and December 31, 2019; 308,687,414 and 293,793,151 Class A shares issued and outstanding, as of September 30, 2020 and December 31, 2019, respectively; 100,000,000 Class B shares authorized, 8,802,629 Class B shares issued and outstanding, as of September 30, 2020 and December 31, 2019	3	3
Additional paid-in capital	8,838,023	8,398,927
Accumulated other comprehensive income	7,340	2,725
Accumulated deficit	(6,842,273)	(5,547,571)
Total stockholders’ equity	2,003,093	2,854,084
Total liabilities and stockholders’ equity	$4,968,331	$5,691,383

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$499,744	$955,598	$1,794,801	$2,598,890
Costs and expenses
Cost of revenue	261,614	580,714	1,055,388	1,673,707
Operations and support	123,136	149,794	355,528	489,004
Research and development	232,106	288,272	693,946	1,229,065
Sales and marketing	78,548	163,858	326,807	619,938
General and administrative	257,693	263,820	718,087	907,842
Total costs and expenses	953,097	1,446,458	3,149,756	4,919,556
Loss from operations	(453,353)	(490,860)	(1,354,955)	(2,320,666)
Interest expense	(12,529)	—	(20,573)	—
Other income (expense), net	7,474	29,292	38,766	78,760
Loss before income taxes	(458,408)	(461,568)	(1,336,762)	(2,241,906)
Provision (benefit) for income taxes	1,109	1,909	(42,060)	4,283
Net loss	$(459,517)	$(463,477)	$(1,294,702)	$(2,246,189)
Net loss per share, basic and diluted	$(1.46)	$(1.57)	$(4.18)	$(11.05)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	314,530	294,784	309,433	203,199
Stock-based compensation included in costs and expenses:
Cost of revenue	$7,021	$12,078	$21,201	$68,625
Operations and support	5,310	8,553	10,942	68,178
Research and development	96,212	153,830	243,993	842,954
Sales and marketing	6,910	7,969	16,115	65,213
General and administrative	51,264	59,746	140,247	349,930

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(1,294,702)	$(2,246,189)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	121,650	84,352
Stock-based compensation	432,498	1,394,900
Amortization of premium on marketable securities	4,083	342
Accretion of discount on marketable securities	(13,434)	(31,209)
Amortization of debt discount and issuance costs	12,501	—
Deferred income tax	(46,324)	—
Loss on disposal of assets	28,074	24,332
Gain on sale of assets	(9,895)	—
Other	6,332	801
Changes in operating assets and liabilities
Prepaid expenses and other assets	84,789	(141,401)
Operating lease right-of-use assets	47,476	70,551
Accounts payable	(15,153)	(733)
Insurance reserves	(455,834)	564,663
Accrued and other liabilities	16,359	283,902
Lease liabilities	(32,706)	(63,822)
Net cash used in operating activities	(1,114,286)	(59,511)
Cash flows from investing activities
Purchases of marketable securities	(3,368,614)	(4,836,182)
Purchase of non-marketable security	(10,000)	—
Purchases of term deposits	(718,811)	(105,000)
Proceeds from sales of marketable securities	476,196	893,429
Proceeds from maturities of marketable securities	4,011,701	2,656,249
Proceeds from maturity of term deposit	232,811	—
Purchases of property and equipment and scooter fleet	(70,844)	(128,431)
Sales of property and equipment and held for sale assets	14,945	4,007
Cash paid for acquisitions, net of cash acquired	(12,376)	(1,801)
Net cash provided by (used in) investing activities	555,008	(1,517,729)
Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions, offering costs and reimbursements	—	2,484,101
Repayment of loans	(35,592)	—
Proceeds from issuance of convertible senior notes	734,065	—
Payment of debt issuance costs	(824)	—
Purchase of capped call	(132,681)	—
Proceeds from exercise of stock options and other common stock issuances	14,610	14,914
Taxes paid related to net share settlement of equity awards	(14,515)	(942,780)
Principal payments on finance lease obligations	(29,042)	—
Net cash provided by financing activities	536,021	1,556,235
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(286)	196
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(23,543)	(20,809)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	564,465	706,486
End of period	$540,922	$685,677

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$424,806	$543,871
Restricted cash and cash equivalents	115,229	139,440
Restricted cash, included in prepaid expenses and other current assets	887	2,366
Total cash, cash equivalents and restricted cash and cash equivalents	$540,922	$685,677
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$45,291	$9,316
Deferred offering costs accrued, unpaid	—	72
Right-of-use assets acquired under finance and operating leases	29,499	196,730
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	—	5,152,047
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	—	7,690
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	133,088	—
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	130,089	—

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended September 30,
	2020	2019
Contribution

Revenue	$499.7	$955.6
Less cost of revenue	(261.6)	(580.7)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	2.8	5.3
Stock based compensation expense	7.0	12.1
Payroll tax expense related to stock-based compensation	0.2	0.3
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	0.7	86.6
Contribution	$248.8	$479.2
Contribution Margin	49.8%	50.1%

	Three Months Ended September 30,
	2020	2019
Adjusted EBITDA

Net Loss	$(459.5)	$(463.5)
Adjusted to exclude the following:
Interest expense(1)	13.1	—
Other income (expense), net(2)	(7.5)	(29.3)
Provision for income taxes	1.1	1.9
Depreciation and amortization	41.7	30.1
Stock-based compensation expense	166.7	242.2
Payroll tax expense related to stock-based compensation	4.0	3.9
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	0.7	86.6
Adjusted EBITDA	$(239.7)	$(128.1)
Adjusted EBITDA Margin	(48.0%)	(13.4%)
_______________
(1) Includes interest expense for Flexdrive vehicles and the convertible senior notes and $0.6 million related to the interest component of vehicle related finance leases.
(2) Includes interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.

	Three Months Ended September 30,
	2020	2019
Adjusted Net Loss

Net Loss	$(459.5)	$(463.5)
Adjusted to exclude the following:
Amortization of intangible assets	7.7	9.2
Stock-based compensation expense	166.7	242.2
Payroll tax expense related to stock-based compensation	4.0	3.9
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	0.7	86.6
Adjusted Net Loss	$(280.4)	$(121.6)